Exhibit 99.1

News Release.

Milpitas, CA and Bend, OR - January 25, 2006.

Source: Nanometrics Inc.

Nanometrics to Acquire Accent Optical Technologies

Transaction will strengthen product offerings in overlay, optical CD and non-metal thin-film metrology

Nanometrics, Inc. (“Nanometrics”) (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced that it has signed a definitive agreement to acquire Accent Optical Technologies, Inc. (“Accent”). Accent, headquartered in Bend, Oregon, is a leading supplier of process control and metrology systems to the global semiconductor manufacturing industry. The strategic business combination of Nanometrics and Accent will create one of the largest metrology and process control companies in the semiconductor capital equipment industry, with trailing annual revenues totaling more than $110 million for the twelve months ended October 1, 2005.

Under the terms of the definitive agreement, which was unanimously approved by the boards of directors of both companies, Nanometrics will issue approximately 5.0 million shares of its common stock for all outstanding Accent capital stock and rights to acquire Accent capital stock. Nanometrics will also assume approximately $10.6 million in net debt obligations of Accent. Based on the closing price of Nanometrics common stock on January 25, 2006, the transaction values Accent at $80.9 million. Nanometrics stockholders will own approximately 73% and Accent stockholders will own approximately 27% of the combined company on a fully diluted basis. The shares of Nanometrics common stock to be received by Accent stockholders are expected to qualify as a tax-free exchange for U.S. federal income tax purposes.

John D. Heaton will maintain his role as president and chief executive officer of the combined company, which will continue to be known as Nanometrics. Bruce C. Rhine, currently chairman and chief executive officer of Accent, will become the chief strategy officer of Nanometrics. Douglas J. McCutcheon will continue his role as chief financial officer of the combined entity. The combined company will be headquartered at Nanometrics’ existing headquarters in Milpitas, California.

“The combination of Nanometrics and Accent creates one of the largest independent metrology companies in the semiconductor industry,” said John D. Heaton, president and chief executive officer or Nanometrics. “Nanometrics is already the leader in integrated metrology, and the acquisition of Accent will expand our market position in each of our primary stand-alone metrology segments. Accent is particularly strong in overlay metrology, a market we are just beginning to penetrate. Accent’s technology will also strengthen our position in optical CD and non-metal thin film metrology.” Mr. Heaton continued by saying, “While we share a few key customers, each party brings a wealth of new opportunities for both integrated and stand-alone systems. I am thrilled that our two companies have entered into this transaction as true partners, with an outstanding fit in management culture, technology and most importantly customers. We believe this important and exciting transaction is a unique opportunity to create significant value for the stockholders, customers and employees of the combined enterprise.”

“We expect this transaction to be accretive to Nanometrics’ cash earnings per share in our fiscal year 2006,” said Douglas J. McCutcheon, chief financial officer of Nanometrics. “In addition, we believe we will be able to capture substantial operating efficiencies that will position the combined company to accelerate earnings growth and enhance its financial performance throughout business cycles, and thereby benefit all the shareholders of the combined enterprise.”

Bruce C. Rhine, chairman and chief executive officer of Accent, said: “The complementary skills, technologies and product offerings of Nanometrics and Accent will create a strong platform for delivering world-class metrology systems to both existing and new customers. Accent’s overlay, FTIR and wireless/high-brightness LED products are a tremendous complement to Nanometrics’ thin film and optical CD technology, enabling the combined enterprise to enhance its customer value proposition and more effectively pursue attractive growth opportunities. Accent has always had great products, and now we will have the scale and strength to maximize their potential. I look forward to working closely with John to expand the market and competitive position of the combined company.”

Completion of the transaction is subject to applicable regulatory approvals, Nanometrics shareholders’ approval of the issuance of Nanometrics shares in the transaction, Accent stockholders’ approval and other customary closing conditions, and is expected to occur in the first half of 2006.

SG Cowen & Co. acted as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal advisor to Nanometrics. Merrill Lynch & Co acted as financial advisor and Perkins Coie LLP acted as legal advisor to Accent.

Conference Call and Webcast

Nanometrics will host a conference call on January 26, 2006, at 9:00 a.m. Eastern (6:00 a.m. Pacific), at which Messrs. Heaton, McCutcheon and Rhine will discuss the transaction and answer questions from analysts, investors and other interested parties.

Conference Call Date:

January 26, 2006

Time:

9:00 a.m. Eastern (6:00 a.m. Pacific)

Dial in #:

800.573.4840

617.224.4326 (International)

Passcode:

47109376

A live Webcast of this conference call will be available in the investor relations section of the Nanometrics website, http://www.nanometrics.com, under the title “Nanometrics Announces Acquisition of Accent Optical Technologies.” An archive of this Webcast will be made available within approximately 24 hours following the conference call.

About Nanometrics, Inc.

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. Nanometrics maintains its headquarters in Milpitas, California, and sales and service offices worldwide. Nanometrics is traded on the Nasdaq National Market under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com.

About Accent Optical Technologies, Inc.

Accent Technology Corporation designs, manufactures, sells and services a broad suite of process control and metrology systems used by semiconductor manufacturers. Accent’s systems measure the degree of alignment and dimensions of semiconductor device features, and also measure optical, electrical and material properties, including the structural composition of silicon and compound semiconductor devices, the amount of impurities or contaminants in semiconductor devices, electron mobility and the wavelength and intensity of light from LEDs. Accent’s customers use their systems to lower costs by enhancing manufacturing efficiency and increasing production yields, and improving product performance and quality. Accent’s headquarters are in Bend, Oregon, with certain manufacturing and research and development operations in York, England. For more information, visit http://www.accentopto.com.

Additional Information and Where To Find It

In connection with the planned merger (the “Merger”) between Nanometrics and Accent pursuant to the Agreement and Plan of Merger and Reorganization dated January 25, 2006 (the “Merger Agreement”), by and between Nanometrics, Alloy Merger Corporation (a wholly owned subsidiary of Nanometrics) and Accent, Nanometrics and Accent will file a joint proxy statement/prospectus. Nanometrics intends to include in such proxy statement/prospectus a resolution for shareholder approval of the issuance of Nanometrics common stock in consideration for all the outstanding Accent capital stock and rights to acquire Accent capital stock (the “Share Issuance”), and certain other matters contemplated by the Merger Agreement. Accent intends to include in such proxy statement/prospectus a resolution for stockholder approval of the Merger Agreement and the Merger and certain other matters contemplated by the Merger Agreement. The joint proxy statement/prospectus will be mailed to the shareholders of Accent and Nanometrics. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission (“SEC”) by Nanometrics and Accent. Investors and security holders may obtain a free copy of the joint proxy statement/prospects (when it is available) and other documents filed by Nanometrics with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Nanometrics by directing a request to Nanometrics, Inc., 1550 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, Telephone: (408) 435-9600 or by sending an email request to investors@nanometrics.com.

Nanometrics and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Nanometrics’ and Accent’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding such officers and directors is included in Nanometrics’ Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on August 4, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nanometrics by directing a request to Nanometrics, Inc., 1550 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, Telephone: (408) 435-9600 or by sending an email request to investors@nanometrics.com.

Accent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Accent’s and Nanometrics shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding such Accent directors and executive officers and their interests in the Merger will be included in the Joint Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cash Earnings Per Share

This press release provides non-quantitative disclosure concerning the potential impact of the proposed merger on Nanometrics’ “cash earnings per share” following the close of the transaction. Cash earnings per share information is a non-GAAP financial concept that excludes certain charges that would otherwise be included in GAAP earnings per share. These charges include the write-off of in process research and development, amortization of intangible assets, deferred stock-based compensation expense and restructuring charges, all of which would be associated primarily with the Merger. Cash earnings per share is not calculated in accordance with, or an alternative to, GAAP earnings per share.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected cost savings, impact of the Merger on operating results of the combined company, market position of the combined company and product portfolio of the combined company. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Nanometrics expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Nanometrics and Accent businesses will not be integrated successfully; Nanometrics’ ability to achieve the cost savings and cash earnings expected, costs related to the Merger; failure of the Nanometrics shareholders to approve the Share Issuance, failure of the parties to satisfy various closing conditions, the inability of Nanometrics to achieve the market position anticipated and other economic, business, competitive and/or regulatory factors affecting Nanometrics’ and Accent’s businesses generally, including those set forth in Nanometrics’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management Discussion and Analysis section, its most recent Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this communication are based on information available to Nanometrics on the date hereof. Nanometrics undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results could differ from those anticipated in such forward-looking statements.

Contacts:

Doug McCutcheon (Finance) (dmccutcheon@nanometrics.com)

Peter Gise (Marketing) (pgise@nanometrics.com)

Nanometrics

Tel: 408.435.9600

Fax: 408.232.5910

Elizabeth Justema

Accent Optical Technologies

Tel: 541.322.2506

Fax: 541.318.1966

ejustema@accentopto.com